                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NeXagen, Inc. 1994 Employee Stock Purchase Plan of NeXstar Pharmaceuticals, Inc. of our report dated February 16, 1996, with respect to the consolidated financial statements of NeXstar Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                         /s/ ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP

Denver, Colorado
July 10, 1996